EXHIBIT 16

LETTER

LETTERHEAD OF MICHAEL J. LARSEN, PC

March 19, 2008

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

I have read the statements about my firm included under Item 4 in the Form 8-K filing dated March 19, 2008 of Uplift Nutrition, Inc. and I am in agreement with the statements contained therein.

Very truly yours,

/s/Michael J. Larsen

Michael J. Larsen, CPA